At TIAA, we seek to provide you with timely insights and  perspectives directly  from  the professionals whose everyday  task is to manage your investments for the long term.   Allow me to introduce myself. My name is Chris Burk, and I am the new Lead Portfolio  Manager for the TIAA Real Estate Account (“Account”). I joined the Real Estate Account  in 2018 as the senior most portfolio manager reporting to the former head of the  Account – Randy Giraldo. As you may already be aware, Randy remains within the  TIAA/Nuveen Real Estate organization but has been tasked with leading Nuveen Real Estate’s European  business. Regarding my background, I have been with TIAA/Nuveen Real Estate since 2005 and have over  20 years of real estate investment experience. This includes previously serving as a portfolio manager for  the TIAA General Account as well as the head of real estate acquisitions for the Western Region of the  United States among other real estate related positions. It is a genuine honor to be serving the Account.  I’d like to share some thoughts regarding the TIAA Real Estate Account and the current economic  environment.  In 2022, the Account performed exactly as it was designed. Despite negative 19.44% total returns in the  S&P 500 Index and negative 24.95% in the FTSE NAREIT All Equity REITs Index, for the calendar year  ending December 31, 2022, the REA generated an 8.19% total return (net of fees). This is because private  real estate has a low correlation to public equities, and as a result, it is less volatile.   Looking forward to 2023 There is a lot of uncertainty within the market. The U.S. economy is experiencing high inflation and  interest rates have risen as a result. These interest rate increases are anticipated to place downward  pressure on private real estate values, the extent and duration of which are unclear.  That being said, the Account’s Portfolio Management Team remains optimistic about real estate as an  asset class due to its track record of generating total returns that consistently fall somewhere between  public equities and bonds as you can see in the table below.  Chris Burk  Portfolio Manager  TIAA Real Estate  Account  Exhibit 99.1

Standard Deviation (%) Annualized as of December 31, 2022      Annualized Total   Returns  Annual Standard  Deviation    Index  Real Estate Account                 6.46%*             3.6%*    Bonds                 4.29%             3.8%  Bloomberg U.S. Aggregate Bond Index1  Stocks                 9.18%           15.54%  S&P 500 Index2  The performance data quoted represents past performance, and is no guarantee of future results. You cannot  invest directly in an index.  You can find the most recent quarter end performance for the Account here.   *Net of fees. The above table shows annualized total returns and annual standard deviation of returns (volatility) from inception of the Real Estate Account  on October 2, 1995 through December 31, 2022.    We are optimistic that the Account can successfully navigate a wide range of economic scenarios based  on the below balance sheet composition3 as of December 31, 2022:   Property fundamentals continue to be strong with a Portfolio‐wide property occupancy rate of 92%  across all sectors.   The Account is highly diversified with 2474 properties and over 4,000 tenants.    No single tenant had annual contract rent that made up more than 2%5 of the rental income of the  Account.   No single property makes up more than 3.6% of the Portfolio.   The Account’s leverage is low at 17.2%.   The Portfolio has balanced sector weightings at 28.3% industrial, 27.0% office, 26.8% apartment,  12.3% retail, and 5.6% other.   Within each sector there are multiple property types, each having very different drivers as detailed  in the pie chart below.

  Conclusion While 2023 may have its challenges, we anticipate the TIAA Real Estate Account to continue  to deliver attractive total returns for our investors as it has done successfully since its launch  in 1995.  On behalf of TIAA and the Real Estate Account portfolio team, we hope you have a healthy,  productive, and profitable year ahead.  Sincerely,  Christopher Burk   Chris Burk  Portfolio Manager  TIAA Real Estate Account      1The Bloomberg US Aggregate Bond Index is a broad‐based flagship benchmark that measures the investment grade, US dollar‐ denominated, fixed‐rate  taxable bond market. The index includes Treasuries, government‐related and corporate securities, fixed‐ rate agency MBS, ABS and CMBS (agency and non‐ agency)  2The Standard and Poor's 500, or simply the S&P 500, is a stock market index tracking the stock performance of 500 large companies listed on stock  exchanges in the United States.  3Data as of December 31, 2022. Balance sheet chart depicts net ownership share as a percent of net asset value. The data above is provided for  informational purpose only. Allocations and occupancy at the time of investment may be different.  4 Including investments that are wholly owned, joint ventures, limited partnerships, real estate operating companies and loans receivable.  5Year‐one direct cap rate for the real estate portfolio.    The real estate industry is subject to various risks including fluctuations in underlying property values, expenses and income, and  potential environmental liabilities.  The real estate industry is subject to various risks including fluctuations in underlying property values, expenses and income, and  potential environmental liabilities. There are risks associated with investing in securities including possible loss of principal. In general,  the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate‐related  securities in which it invests. The risks associated with investing in the Real Estate Account include the risks associated with real estate  ownership including, among other things, fluctuations in underlying property values, higher expenses or lower income than expected,  risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows  and conflicts of interest.     For a more complete discussion of these and other risks, please consult the prospectus. Please   consider all risks carefully prior to investing. You should consider the investment objectives, risks,   charges, and expenses carefully before investing. Please call 800‐842‐2252 or go  to  TIAA.org/pdf/prospectuses/realestate_prosp.pdf for copies that contain this information. Please read the  prospectus carefully before investing.      This material is for informational or educational purposes only and does not constitute fiduciary investment advice under ERISA, a  securities recommendation under all securities laws, or an insurance product recommendation under state insurance laws or  regulations. This material does not take into account any specific objectives or circumstances of any particular investor, or suggest any  specific course of action. Investment decisions should be made based on the investor's own objectives and circumstances.

The TIAA Real Estate Account is an insurance separate account of Teachers Insurance and Annuity Association of America, New York,  NY. TIAA‐CREF Individual & Institutional Services, LLC, Member FINRA, distributes securities products.    ©2023 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   WGN‐2742908CR‐Y0223P                      (02/23)